                                                                   Exhibit 3.11

                                  STATE OF DELAWARE
                                                                          PAGE 1
                           OFFICE OF THE SECRETARY OF STATE
                           --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "UNIVERSAL COACH PARTS, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF SEPTEMBER, A.D. 1975, AT 10 O'CLOCK A.M.








                                              /s/  Edward J. Freel
                            [SEAL]        --------------------------------------
                                           EDWARD J. FREEL, SECRETARY OF STATE

0816293   8100                             AUTHENTICATION:     9802092

991237985                                            DATE:     06-14-99

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                           CERTIFICATE OF INCORPORATION
                                        OF
                           UNIVERSAL COACH PARTS, INC.

     1.   The name of the corporation is

                             UNIVERSAL COACH PARTS, INC.

     2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

     5.   The name and mailing address of each incorporator is as follows:

          Name                                    Mailing Address
          ----                                    ---------------
          F.G. Emerson                            1919 Greyhound Tower
                                                  Phoenix, Arizona 85077

          W.J. Hallinan                           1707 Greyhound Tower
                                                  Phoenix, Arizona 85077

          P.J. Novak                              1727 Greyhound Tower
                                                  Phoenix, Arizona 85077


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                                       -2-

     6.   The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the Bylaws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

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                                      -3-


     8. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of Directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 10th day of September, 1975.

                                        /s/ F. G. Emerson
                                        ---------------------------
                                        F. G. Emerson


                                        /s/ W. J. Hallinan
                                        ---------------------------
                                        W. J. Hallinan

                                        /s/ P. J. Novak
                                        ---------------------------
                                        P. J. Novak